Exhibit 99.1

GOLDEN ENTERTAINMENT REPORTS 2022 FOURTH QUARTER AND
FULL YEAR 2022 RESULTS

–Fourth quarter revenue of $279.7 million, net income of $11.1 million and Adjusted EBITDA of $63.7 million
–2022 full year revenue of $1.1 billion, net income of $82.3 million and Adjusted EBITDA of $267.1 million
–Retired $27 million of outstanding debt in the quarter, $116 million of debt repaid in 2022
–Repurchased 328,897 shares of common stock in the quarter, over 1.1 million shares in 2022

LAS VEGAS – March 1, 2023 – Golden Entertainment, Inc. (NASDAQ: GDEN) (“Golden Entertainment” or the “Company”) today reported financial results for the fourth quarter and full year ended December 31, 2022.
Blake Sartini, Chairman and Chief Executive Officer of Golden Entertainment, commented, “Our fourth quarter demonstrates strong financial performance that remains well above 2019 levels, while higher labor and other costs impacted the comparison to last year’s fourth quarter results. For the second consecutive year, our total annual revenue exceeded $1 billion and our operating discipline continues to support the significant margin improvement we have achieved leading to a 45% increase in full year Adjusted EBITDA compared to 2019. Our business trends to start this year are encouraging, and we anticipate capitalizing on the strength of Las Vegas in 2023 and beyond. We expect the sale of Rocky Gap Casino Resort to close in the second quarter of 2023, which will provide meaningful liquidity that combined with our free cash flow will position us to maintain low leverage, invest in our owned properties, and accelerate capital returns to shareholders.”
The Company repaid $25 million of its outstanding term loan and repurchased $2 million of its senior unsecured notes in the fourth quarter, bringing total debt repaid in 2022 to $116 million. In addition, the Company repurchased 328,897 shares of common stock totaling $13.5 million in the fourth quarter of 2022 and over 1.1 million shares over the year ended December 31, 2022 totaling $51.2 million for the year.
Consolidated Results
Revenues of $279.7 million for the fourth quarter of 2022 declined 1% from $282.0 million for the fourth quarter of 2021. Net income for the fourth quarter of 2022 was $11.1 million, or $0.35 per fully diluted share, compared to net income of $19.1 million, or $0.59 per fully diluted share, for the fourth quarter of 2021. Fourth quarter 2022 Adjusted EBITDA was $63.7 million, compared to Adjusted EBITDA of $67.8 million for the fourth quarter of 2021.

For the full year 2022, the Company reported revenues of $1.1 billion compared to $1.1 billion for the full year 2021. The Company reported net income of $82.3 million, or $2.61 per fully diluted share, compared to net income of $161.8 million, or $5.04 per fully diluted share, for the full year 2021. Net income and earnings per share for the full year 2021 included $60.0 million, or $1.87 per fully diluted share, in other non-operating income recognized from the payment related to Caesars Entertainment’s acquisition of William Hill. Full year 2022 Adjusted EBITDA was $267.1 million, compared to Adjusted EBITDA of $291.7 million for full year 2021.
As a result of changes in how the Company’s management measures the operating results of its business, the Company updated its segment reporting and now presents results for its branded Nevada tavern business in its own segment, Nevada Taverns. All third-party distributed gaming operations in Nevada and Montana continue to be presented in the Distributed Gaming segment.
Debt and Liquidity
During the fourth quarter of 2022, the Company repaid $25 million of its outstanding term loan and repurchased $2 million of its senior unsecured notes in the open market. As of December 31, 2022, the Company’s total principal amount of debt outstanding was $913 million, consisting primarily of $575 million in outstanding term loan borrowings and $335 million of senior unsecured notes. As of December 31, 2022, the Company had cash and cash equivalents of $142 million, and there continues to be no outstanding borrowings under the Company’s $240 million revolving credit facility.
During the fourth quarter of 2022, the Company repurchased 328,897 shares of its common stock for $13.5 million. As of December 31, 2022, the Company had approximately $61.5 million remaining under its current $75 million share repurchase authorization.
Investor Conference Call and Webcast
The Company will host a webcast and conference call today, March 1, 2023 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time), to discuss the 2022 fourth quarter and full year results. The conference call may be accessed live over the phone by dialing (844) 826-3033 or (412) 317-5185 for international callers. A replay will be available beginning at 8:00 p.m. Eastern Time today and may be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the passcode is 10175119. The replay will be available until March 8, 2023. The call will also be webcast live through the “Investors” section of the Company’s website, www.goldenent.com. A replay of the audio webcast will also be archived on the Company’s website, www.goldenent.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. In addition, forward-looking statements in this press release include, without limitation statements regarding: the Rocky Gap transactions, including the anticipated timing of the closing of the transactions and satisfaction of regulatory and other conditions; the Company’s strategies, objectives, business opportunities and plans for future expansion, developments or acquisitions; anticipated future growth and trends in the Company’s business or key markets; projections of future financial condition, operating results, income, capital expenditures, costs or other financial items, including anticipated future cash generation and resulting ability to continue to return capital to shareholders; and other characterizations of future events or circumstances as well as other statements that are not statements of historical fact. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause the actual results to differ materially include: risks and uncertainties related to the Rocky Gap transactions, including the failure to obtain, or delays in obtaining, required regulatory approvals or clearances; the failure to satisfy any of the closing conditions to the Rocky Gap transactions on a timely basis or at all; changes in national, regional and local economic and market conditions; legislative and regulatory matters (including the cost of compliance or failure to comply with applicable laws and regulations); increases in gaming taxes and fees in the jurisdictions in which the Company operates; litigation; increased competition; the Company’s ability to renew its distributed gaming contracts; reliance on key personnel (including our Chief Executive Officer, President and Chief Financial Officer, and Chief Operating Officer); the level of the Company’s indebtedness and its ability to comply with covenants in its debt instruments; terrorist incidents; natural disasters; severe weather conditions (including weather or road conditions that limit access to the Company’s properties); the effects of environmental and structural building conditions; the effects of disruptions to the Company’s information technology and other systems and infrastructure; factors affecting the gaming, entertainment and hospitality industries generally; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.
Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA because it is the primary metric used by its chief operating decision makers and investors in measuring both the Company’s past and future expectations of performance. Adjusted EBITDA provides useful information to the users of the Company’s financial statements by excluding specific expenses and gains that the Company believes are not indicative of its core operating results. Further, the Company’s annual performance plan used to determine compensation for its executive officers and employees is tied to the Adjusted EBITDA metric. It is also a measure of operating performance widely used in the gaming industry.
The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. In addition, other companies in gaming industry may calculate Adjusted EBITDA differently than the Company does.
The Company defines “Adjusted EBITDA” as earnings before interest and other non-operating income (expense), income taxes, depreciation and amortization, impairment of goodwill and intangible assets, preopening and related expenses, severance expenses, gain or loss on disposal of assets, share-based compensation expenses, non-cash lease expense, and other non-cash charges that are deemed to be not indicative of the Company’s core operating results, calculated before corporate overhead (which is not allocated to each reportable segment).
About Golden Entertainment, Inc.
Golden Entertainment owns and operates a diversified entertainment platform, consisting of a portfolio of gaming and hospitality assets that focus on casino, branded taverns and distributed gaming operations. Golden Entertainment operates nearly 16,800 slots, over 100 table games, and over 6,200 hotel rooms. Golden Entertainment owns ten casinos – nine in Southern Nevada and one in Maryland – and more than 60 traditional taverns in Nevada. Through its distributed gaming business in Nevada and Montana, Golden Entertainment operates video gaming devices at over 1,000 locations. For more information, visit www.goldenent.com.

Contacts
Golden Entertainment, Inc.	Investor Relations
Charles H. Protell	Richard Land
President and Chief Financial Officer	JCIR
(702) 893-7777	(212) 835-8500 or gden@jcir.com

Golden Entertainment, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues
Gaming	$185,020	$191,183	$760,906	$766,307
Food and beverage	45,421	44,802	175,363	167,815
Rooms	32,639	29,589	122,324	109,802
Other	16,630	16,384	63,126	52,619
Total revenues	279,710	281,958	1,121,719	1,096,543
Expenses
Gaming	105,553	106,719	428,984	416,197
Food and beverage	34,770	33,285	131,863	118,541
Rooms	15,787	13,419	56,414	48,632
Other operating	6,036	6,538	19,889	16,968
Selling, general and administrative	57,818	60,634	235,404	221,967
Depreciation and amortization	24,229	26,350	100,123	106,692
(Gain) loss on disposal of assets	(1)	513	934	1,260
Preopening expenses	100	14	161	246
Total expenses	244,292	247,472	973,772	930,503
Operating income	35,418	34,486	147,947	166,040
Non-operating (expense) income
Other non-operating income	—	—	—	60,000
Interest expense, net	(17,925)	(15,101)	(63,490)	(62,853)
Loss on debt extinguishment and modification	(178)	(216)	(1,590)	(975)
Total non-operating expense, net	(18,103)	(15,317)	(65,080)	(3,828)
Income before income tax provision	17,315	19,169	82,867	162,212
Income tax provision	(6,258)	(70)	(521)	(436)
Net income	$11,057	$19,099	$82,346	$161,776

Weighted-average common shares outstanding
Basic	28,507	29,035	28,662	28,709
Diluted	31,230	32,394	31,514	32,123
Net income per share
Basic	$0.39	$0.66	$2.87	$5.64
Diluted	$0.35	$0.59	$2.61	$5.04

Golden Entertainment, Inc.
Reconciliation of Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues
Nevada Casino Resorts (1)	$104,161	$104,520	$406,950	$389,712
Nevada Locals Casinos (2)	40,105	39,678	157,514	159,855
Maryland Casino Resort (3)	17,948	19,175	78,010	78,155
Nevada Taverns (4)	26,884	28,412	109,965	110,170
Distributed Gaming (5)	90,316	89,925	365,472	357,414
Corporate and other	296	248	3,808	1,237
Total Revenues	$279,710	$281,958	$1,121,719	$1,096,543

Adjusted EBITDA
Nevada Casino Resorts (1)	$32,515	$36,591	$135,104	$149,077
Nevada Locals Casinos (2)	19,197	18,775	75,848	80,005
Maryland Casino Resort (3)	5,123	5,866	25,383	26,697
Nevada Taverns (4)	7,872	9,842	37,610	39,762
Distributed Gaming (5)	10,667	10,482	44,021	47,514
Corporate and other	(11,690)	(13,776)	(50,886)	(51,337)
Total Adjusted EBITDA	$63,684	$67,780	$267,080	$291,718
Adjustments
Other non-operating income	—	—	—	60,000
Depreciation and amortization	(24,229)	(26,350)	(100,123)	(106,692)
Non-cash lease expense	(52)	(245)	(165)	(762)
Share-based compensation	(3,164)	(5,639)	(13,433)	(14,401)
Gain (loss) on disposal of assets	1	(513)	(934)	(1,260)
Loss on debt extinguishment and modification	(178)	(216)	(1,590)	(975)
Preopening and related expenses (6)	(100)	(14)	(161)	(246)
Severance expenses	(83)	(35)	(378)	(228)
Other, net	(639)	(498)	(3,939)	(2,089)
Interest expense, net	(17,925)	(15,101)	(63,490)	(62,853)
Income tax provision	(6,258)	(70)	(521)	(436)
Net income	$11,057	$19,099	$82,346	$161,776
(1)    Comprised of The STRAT Hotel, Casino & SkyPod, Aquarius Casino Resort, Edgewater Hotel & Casino Resort and Colorado Belle Hotel & Casino Resort.
(2)    Comprised of Arizona Charlie’s Boulder, Arizona Charlie’s Decatur, Gold Town Casino, Lakeside Casino & RV Park and Pahrump Nugget Hotel Casino.
(3)    Comprised of the operations of the Rocky Gap Casino Resort. In the third quarter of 2022, the Company entered into definitive agreements to sell the Rocky Gap Casino Resort. The Company expects the transactions to close during the second quarter of 2023, subject to the satisfaction of customary regulatory approvals and closing conditions.
(4)    Comprised of the operations of the Company’s 64 branded tavern locations.
(5)    Comprised of distributed gaming operations in Nevada and Montana.
(6)    Preopening and related expenses consist of labor, food, utilities, training, initial licensing, rent and organizational costs incurred in connection with the opening of branded tavern and casino locations as well as food and beverage and other venues within our casino locations.

Golden Entertainment, Inc.
Reconciliation of Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended
(In thousands)	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Revenues
Nevada Casino Resorts (1)	$96,435	$107,498	$98,856	$104,161
Nevada Locals Casinos (2)	39,889	39,785	37,735	40,105
Maryland Casino Resort (3)	17,892	20,546	21,624	17,948
Nevada Taverns (4)	28,454	28,144	26,483	26,884
Distributed Gaming (5)	90,768	93,225	91,163	90,316
Corporate and other	206	174	3,132	296
Total Revenues	$273,644	$289,372	$278,993	$279,710

Adjusted EBITDA
Nevada Casino Resorts (1)	$33,575	$38,892	$30,122	$32,515
Nevada Locals Casinos (2)	20,038	19,795	16,818	19,197
Maryland Casino Resort (3)	5,572	7,242	7,446	5,123
Nevada Taverns (4)	10,778	10,654	8,306	7,872
Distributed Gaming (5)	11,275	11,540	10,539	10,667
Corporate and other	(13,913)	(13,107)	(12,176)	(11,690)
Total Adjusted EBITDA	$67,325	$75,016	$61,055	$63,684
Adjustments
Depreciation and amortization	(26,276)	(25,332)	(24,286)	(24,229)
Non-cash lease expense	(181)	(230)	298	(52)
Share-based compensation	(3,672)	(3,311)	(3,286)	(3,164)
Gain (loss) on disposal of assets	41	(710)	(266)	1
Loss on debt extinguishment and modification	(181)	(1,073)	(158)	(178)
Preopening and related expenses (6)	(55)	(4)	(2)	(100)
Severance expenses	—	(237)	(58)	(83)
Other, net	(4,296)	(601)	1,597	(639)
Interest expense, net	(15,118)	(14,738)	(15,709)	(17,925)
Income tax benefit (provision)	18,479	(7,560)	(5,182)	(6,258)
Net income	$36,066	$21,220	$14,003	$11,057
(1)    Comprised of The STRAT Hotel, Casino & SkyPod, Aquarius Casino Resort, Edgewater Hotel & Casino Resort and Colorado Belle Hotel & Casino Resort.
(2)    Comprised of Arizona Charlie’s Boulder, Arizona Charlie’s Decatur, Gold Town Casino, Lakeside Casino & RV Park and Pahrump Nugget Hotel Casino.
(3)    Comprised of the operations of the Rocky Gap Casino Resort. In the third quarter of 2022, the Company entered into definitive agreements to sell the Rocky Gap Casino Resort. The Company expects the transactions to close during the second quarter of 2023, subject to the satisfaction of customary regulatory approvals and closing conditions.
(4)    Comprised of the operations of the Company’s 64 branded tavern locations.
(5)    Comprised of distributed gaming operations in Nevada and Montana.
(6)    Preopening and related expenses consist of labor, food, utilities, training, initial licensing, rent and organizational costs incurred in connection with the opening of branded tavern and casino locations as well as food and beverage and other venues within our casino locations.